Exhibit 2

REGISTERED SHAREHOLDERS	Computershare Trust Company of Canada
9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com
Mr A Sample
Designation (if any)
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Proxy form for our annual general shareholder meeting on February 17, 2009

In the proxy form, you and your refer to the holder of BCE Inc. common shares. We, us, our, the Corporation and BCE refer to BCE Inc. The proxy form is solicited by and on behalf of management.
Our annual general shareholder meeting (meeting) will be held at 9:00 a.m. (Eastern time) on Tuesday, February 17, 2009 at the Palais des Congrès, 201 Viger Avenue West, Montréal, Québec, in Room 517.
Our annual general shareholder meeting to be held on February 17, 2009 relates to the financial year 2007 and would normally have been held on or prior to June 30, 2008 had BCE not pursued the privatization transaction. Given that such transaction will not proceed, BCE must nonetheless hold such annual general shareholder meeting pursuant to legal requirements. BCE currently expects to hold its 2009 Annual General Shareholder Meeting relating to its financial year 2008 no later than June 30, 2009.
This information sheet and the reverse side of it provide important information that will help when you are completing your proxy form, which is identified as pages 1 and 2. The proxy form is attached to this information sheet and can be easily separated by tearing along the perforated line.

YOUR VOTE IS IMPORTANT	VOTING BY PROXY
As a shareholder, you have the right to vote your shares on electing directors and appointing the auditors and on shareholder proposals. You can vote your shares by proxy or in person at the meeting or any adjournment.

If you receive more than one proxy form, please complete, date, sign and return each one.

This is the easiest way to vote. Voting by proxy means that you are giving the person named in section A of the proxy form (the proxyholder) the authority to vote your shares for you.

If you are voting by proxy, Computershare Trust Company of Canada or other agents we appoint must receive your signed proxy form by 4:45 p.m. (Eastern time) on Friday, February 13, 2009.
IF YOU ARE VOTING IN PERSON AT THE MEETING Do not complete the proxy form.	There are five ways to vote by proxy. See the reverse side of this information sheet for details.

SPECIAL NEEDS
Please let us know if you need any special assistance at the meeting by calling Computershare at 1-800-561-0934.

Note: The proxy form attached to this information sheet is also to be used by participants in the Corporation’s Employees Savings Plan (ESP).

  Five ways to vote by proxy

1	BY TELEPHONE

▪	Call 1-866-732-8683 (toll-free in Canada and the United States) or 312-588-4290 (International Direct Dial) from a touch-tone phone and follow the instructions.

▪	You will need your control number, holder account number and proxy access number.

▪	You will find these three numbers on the right.

▪	If you choose to vote by telephone, you cannot appoint anyone other than the directors named in section A of the proxy form as your proxyholder.

2	ON THE INTERNET

▪	Go to Computershare’s website at www.investorvote.com and follow the instructions on screen.

▪	You will need your control number, holder account number and proxy access number.

▪	You will find these three numbers on the right.

3	BY MAIL

▪	Detach the proxy form (pages 1 and 2) from the information sheet by tearing along the perforated line.

▪	Complete the proxy form, ensuring that you sign and date it, and return it in the envelope we have provided.

4	BY FAX

▪	Detach the proxy form (pages 1 and 2) from the information sheet by tearing along the perforated line.

▪	Complete the proxy form, ensuring that you sign and date it, and fax both pages in one transmission to 1-866-249-7775 (toll-free in Canada and the United States) or 416-263-9524 (outside Canada and the United States).

▪	Please send both pages in one fax transmission.

5	BY APPOINTING ANOTHER PERSON TO GO TO THE MEETING AND VOTE YOUR SHARES FOR YOU

▪	This person does not have to be a shareholder.

▪	Strike out the four names that are printed in section A of the proxy form and write the name of the person you are appointing in the space provided. Complete your voting instructions, sign and date the form and return it to Computershare as instructed.

▪	Make sure that the person you appoint is aware that he or she has been appointed and attends the meeting.

▪	At the meeting, he or she should see a representative of Computershare at the table marked “Alternate attorneys/External proxyholders”.
YOUR ACCESS CODES
You will need these codes to vote by telephone or on the Internet, or to receive documents electronically:
Control number

Holder account number
     C1234567890
Proxy access number
     12345

RECEIVING DOCUMENTS ELECTRONICALLY, IS FASTER, CLEANER AND CHEAPER
You can choose to receive future shareholder communications electronically.
Faster — Receive your documents earlier
Cleaner — Save trees, energy and water, and reduce air emissions
Cheaper — Reduce your company printing and postage costs
To sign up, go to our website at www.bce.ca, click on the “Vote online” link and follow the instructions.
You will need your holder account number and proxy access number.
If you do not sign up for this service, we will continue to send you documents by mail.

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P.1

This is your proxy form for BCE Inc.’s annual general shareholder meeting on February 17, 2009.

The proxy is solicited by and on behalf of management.
Detach this proxy form by tearing along the perforated line, and complete it, ensuring that you sign and date it to exercise your right to vote your shares by mail or fax or to appoint someone else to vote your shares for you at the meeting.
This form revokes all proxy forms (with respect to the same shares) you have previously signed that relate to the meeting. It will only be accepted as a valid proxy if it remains intact and has been signed. If you have any questions about completing this form, please call Georgeson Shareholder Communications Canada Inc. at 1-888-605-7634 for service in English or in French.

A	COMPLETE THIS SECTION TO APPOINT A PROXYHOLDER
Appointing a proxyholder

By completing this proxy form, you are appointing as your proxyholder
Mr. George A. Cope,
Mr. Thomas C. O`Neill,
Mr. André Bérard or
Mrs. Donna Soble Kaufman,
who are directors of the Corporation, unless you appoint someone else.
Your proxyholder will attend the meeting and vote your shares on your behalf. Your proxyholder:
▪	has the same rights you would have if you attended the meeting in person, including the right to appoint a substitute proxyholder

▪	will vote your shares as you specify in section C. If you do not specify how you want your shares voted, the directors named as proxyholders intend to cast the votes represented by proxy at the meeting as recommended by the board of directors

▪	may vote your shares as he or she sees fit on any amendments to these items and on any other items that may properly come before the meeting or any adjournment.
You have the right to appoint someone other than these four people as your proxyholder. To do this, strike out the four names listed above and print the name of the person you are appointing in the box below.
This person does not have to be a shareholder of the Corporation.

B	TELL US IF YOU WANT TO RECEIVE FINANCIAL REPORTS
Quarterly reports

We will NOT send the Corporation’s quarterly reports to you in 2009 (including Q1-2009), unless you tell us that you want to receive them by checking the box below.
☐	Please send me the Corporation’s quarterly reports in 2009
If you do not check the box above or do not return pages 1 and 2 of this proxy form, we will assume that you do NOT want to receive the Corporation’s quarterly reports in 2009.
Annual report

By law, we must send to you as a registered shareholder the Corporation’s annual financial statements and related management’s discussion and analysis (MD&A), unless you tell us that you DO NOT want to receive them by checking the box below.
☐	Please DO NOT send me the Corporation’s annual financial statements and related MD&A
If you check the box above, we will NOT send you the Corporation’s annual financial statements and related MD&A and this instruction will continue from year to year (unless you revoke it).
☐	Please DO send me the Corporation’s annual financial statements and related MD&A
If you check the box above (thereby revoking prior instructions) or do not return pages 1 and 2 of this proxy form, we will assume that you DO want to receive the Corporation’s annual financial statements and related MD&A.
We will continue to send you the notice of annual shareholder meeting and management proxy circular and proxy form so you can vote your shares.

Please complete the other side of this form before mailing or faxing. Please send both pages in one fax transmission.	→

C	COMPLETE THIS SECTION TO PROVIDE VOTING INSTRUCTIONS P.2

Please check “For”, “Withhold” or “Against”, as applicable, for each of the following items.
Please print in ink. Use a black or blue pen. Mark your vote with an X as shown in this example. ☒

1. Election of directors: The board of directors recommends voting FOR all nominees. The proposed nominees are:

	FOR	WITHHOLD		FOR	WITHHOLD		FOR	WITHHOLD

01. A. Bérard	☐	☐	05. D. Soble Kaufman	☐	☐	09. J.A. Pattison	☐	☐

02. R.A. Brenneman	☐	☐	06. B.M. Levitt	☐	☐	10. P.M. Tellier	☐	☐

03. G.A. Cope	☐	☐	07. E.C. Lumley	☐	☐	11. V.L. Young	☐	☐

04. A.S. Fell	☐	☐	08. T.C. O’Neill	☐	☐

2. Appointment of auditors: The board of directors recommends voting FOR this item.	FOR	WITHHOLD

Deloitte & Touche LLP as auditors	☐	☐

Shareholder Proposals: The board of directors recommends voting AGAINST items 3 through 11 below:

		FOR	AGAINST			FOR	AGAINST			FOR	AGAINST

3.	Shareholder	☐	☐	6.	Shareholder	☐	☐	9.	Shareholder	☐	☐
	Proposal No. 1				Proposal No. 4				Proposal No. 7

4.	Shareholder	☐	☐	7.	Shareholder	☐	☐	10.	Shareholder	☐	☐
	Proposal No. 2				Proposal No. 5				Proposal No. 8

5.	Shareholder	☐	☐	8.	Shareholder	☐	☐	11.	Shareholder	☐	☐
	Proposal No. 3				Proposal No. 6				Proposal No. 9

D	PLEASE SIGN THIS PROXY FORM

You must sign this proxy form to ensure that it will be accepted as valid. When you sign this proxy form, you authorize the proxyholder to act and vote your shares on your behalf at the meeting and any adjournment and to carry out your voting instructions.
If you are an individual shareholder, you or your authorized attorney must sign the form. Your attorney may have to provide proof of your authorization.
For shares registered in the name of two or more owners, at least one of the holders must sign to be accepted.
For shares registered in the name of a corporation or other legal entity, an authorized officer or attorney must sign. This person may have to provide proof that he or she is authorized to sign.

	☐ ☐	/	☐ ☐	/	2009
SIGNATURE	DAY		MONTH		YEAR
	If you do not include a date, we will deem it to be the date that we mailed the form to you.

Please complete the other side of this form before mailing or faxing. Please send both pages in one fax transmission.	→
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